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                                                                EXHIBIT 10.27(b)


          SECOND AMENDMENT TO MILLENNIUM ASSET CONTRIBUTION AGREEMENT

     This Second Amendment to Millennium Asset Contribution Agreement (this "Second Amendment"), dated as of September 30, 2001, is entered into by and among Millennium Petrochemicals Inc., a Virginia corporation (the "Contributor"), Millennium Petrochemicals LP LLC, a Delaware limited liability company (the "Contributing Partner") and Equistar Chemicals, LP, a Delaware limited partnership (the "Partnership").

                                   RECITALS:

     A. The Contributor, the Contributing Partner and the Partnership are parties to that certain Asset Contribution Agreement, dated as of December 1, 1997, as amended by that certain First Amendment to Millennium Asset Contribution Agreement, dated as of May 15, 1998 (such agreement, as amended by the First Amendment, herein called the "Asset Contribution Agreement").

     B. Following execution of the Asset Contribution Agreement, the Contributor, the Contributing Partner and the Partnership (the "Parties" and each individually, a "Party") have agreed to certain amendments clarifying the treatment of, and procedures pertaining to the management of, certain claims arising under the Asset Contribution Agreement.

     C. Simultaneously, and as an integral part of the resolution of the matters referenced herein, (i) the Partnership and certain affiliates of Occidental Petroleum Corporation have agreed to make certain amendments pursuant to that certain First Amendment to Occidental Asset Contribution Agreement dated as of September 30, 2001 (the "Occidental First Amendment") and (ii) the Partnership and certain affiliates of Lyondell Chemical Company have agreed to settle certain claims and make certain amendments pursuant to that certain Second Amendment to Lyondell Asset Contribution Agreement dated as of September 30, 2001 (the "Lyondell Second Amendment").

     D. Accordingly, the Parties desire to amend the Asset Contribution Agreement on the terms set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Asset Contribution Agreement. All section references in this Second Amendment are intended to refer to provisions contained in the Asset Contribution Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants of the Parties hereto, it is hereby agreed that the Asset Contribution Agreement is hereby amended as follows:

     Section 1. Seven Year PCCL Claims. In settlement of a dispute concerning treatment of certain claims under the Asset Contribution Agreement, the Parties hereby agree that the liabilities set forth on Exhibit A, in the amounts specified therein, shall be deemed to be Seven Year PCCL Claims and such claims shall thereby be fully and finally resolved.

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     Section 2.  Assumption of Liabilities.

     (a) Section 2.5(a)(vi) is hereby amended and restated as follows:

          (vi) Third Party Claims (including De Minimis Claims) that are related to Pre-Closing Contingent Liabilities and that are first asserted seven years or more after the Closing Date.

     (b) The word "and" is hereby deleted from the end of Section 2.5(a)(x) and added to the end of Section 2.5(a)(xi).

     (c) A new Section 2.5(a)(xii) is hereby added as follows:

          (xii) Pre-Closing Contingent Liabilities that do not involve a Third Party Claim and De Minimis Claims first asserted against the Partnership (and not the Contributor) within seven years after the Closing Date.

     Section 3. Excluded Liabilities. Section 2.6(i) is hereby amended and restated as follows:

          (i) Any Pre-Closing Contingent Liability that is not an Assumed Liability, including any De Minimis Claim that is first asserted against Contributor and the Partnership, jointly, within seven years after the Closing Date.

     Section 4. Lowest Cost Response. The definition of "Lowest Cost Response" is hereby amended to delete the phrase "Chemical Substances" in the first sentence and replace it with the word "condition."

     Section 5. Effectiveness of this Second Amendment. This Second Amendment shall be effective from and after the date hereof except as specifically provided in Section 1 hereof; provided, however, that the execution and delivery of the Occidental First Amendment and the Lyondell Second Amendment shall be conditions to the effectiveness of this Second Amendment. Except as amended by this Second Amendment, all of the terms and provisions of the Asset Contribution Agreement shall remain in full force and effect among the Parties from and after the date hereof.

     Section 6. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

     Section 7. APPLICABLE LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE EXCLUDING CONFLICTS OF LAW PRINCIPLES OF SUCH

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JURISDICTION, EXCEPT TO THE EXTENT SUCH MATTERS ARE MANDATORILY SUBJECT TO THE
LAWS OF ANOTHER JURISDICTION PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION.




                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Parties have executed and delivered this Second
Amendment as of the date first above written.



                              MILLENNIUM PETROCHEMICALS INC.,
                              a Virginia corporation.



                              By: /s/ C. William Carmean
                                 ------------------------------------------
                              Name:   C. William Carmean
                              Title:  Vice President-Legal


                              MILLENNIUM PETROCHEMICALS LP LLC,
                              a Delaware limited liability company



                              By: /s/ C. William Carmean
                                 ------------------------------------------
                              Name:   C. William Carmean
                              Title:  Vice President-Legal


                              EQUISTAR CHEMICALS, LP,
                              a Delaware limited partnership



                              By: /s/ Eugene R. Allspach
                                 ------------------------------------------
                              Name:   Eugene R. Allspach
                              Title:  President and Chief Operating Officer




[Signature Page to Second Amendment To Millennium Asset Contribution Agreement]

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                                   EXHIBIT A

                             SEVEN YEAR PCCL CLAIMS


The following Claims made by Equistar against Millennium shall be included as Seven Year PCCL Claims for an aggregate amount of $1,757,131:

1.   Due diligence items from asset sale at Heath.
2.   Old waste oil sump at Heath.
3.   Due diligence items from asset sale at Crockett.
4.   Pellet and powder controls at La Porte.
5.   AB compressor controls at La Porte.
6.   Self-closing gates at La Porte.
7.   Quench tower relief project at La Porte.
8.   AB2/AB3 compliance projects at La Porte.
9.   Complex-wide emergency alarm and radio at La Porte.
10.  S-1 feed alternative heat (Petro FBO modifications) at La Porte.
11.  Plant alarm replacement at La Porte.
12.  VOM emission controls and Ohio permits at Fairport Harbor.

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